UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 28, 2010

China Real Estate Acquisition Corp.
 (Exact name of registrant as specified in its charter)

Delaware	000-53842	42-1769314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No.1 Industrial Garden of Second Economic Cooperative Entity Ren He Town, Baiyun District Guangzhou, Guangdong, China 510470
(Address of principal executive offices) (Zip Code)

+86 (0) 20-8603-7011
 (Registrant’s telephone number, including area code)

27th Floor, Profit Plaza
No. 76 West HuangPu Road
Guangzhou, PRC 510000
 (Former name or former address, if changed since last report)

–––––––––––––––– Copies to: Richard I. Anslow, Esq. Gary S. Eaton, Esq. Yarona Y. Liang, Esq. Anslow + Jaclin, LLP 195 Route 9 South, Suite 204 Manalapan, New Jersey 07726 (732) 409-1212
––––––––––––––––

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assumes no obligation to update any such forward-looking statements

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01 Entry Into A Material Definitive Agreement

As more fully described in Item 2.01 below, we acquired a company that engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products in accordance with a Share Exchange Agreement dated April 28, 2010 (the “Exchange Agreement”) by and among China Real Estate Acquisition Corp. (“we,” “ China Acquisition” or the “Company”), Magic Ocean Limited (“Magic Ocean”), Linda International Lighting Co., Ltd (“Linda Lighting”), and the shareholders of Linda Lighting (the “Linda Lighting Shareholders”). The closing of the transaction (the “Closing”) took place on April 28, 2010 (the “Closing Date”). On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all of the outstanding shares (the “Interests”) of Linda Lighting from the Linda Lighting Shareholders; and the Linda Lighting Shareholders transferred and contributed all of their Interests to us. In exchange, we issued to the Linda Lighting Shareholders, their designees or assigns, 5,000,000 shares of the Company’s common stock, Magic Ocean transferred 3,800,000 shares of its common stock to the Linda Lighting Shareholders (collectively the “Exchange Shares”) or 88% of the shares of common stock  of the Company issued and outstanding after the Closing (the “Combination”).

Pursuant to the Exchange Agreement, Linda International Lighting Co., Ltd became a wholly-owned subsidiary of the Company. The sole director of the Company has approved the Exchange Agreement and the transactions contemplated under the Exchange Agreement. The directors of Linda International Lighting Co., Ltd have approved the Exchange Agreement and the transactions contemplated thereunder.

As a further condition of the Combination, Maolin Shi, Jianbo Xiao, Xuehou Liu and Qinglin Shi will be appointed as directors of the Company upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act of 1934 (the “Exchange Act”).

The Combination transaction is discussed more fully in Section 2.01 of this Current Report. The information therein is hereby incorporated in this Section 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

CLOSING OF EXCHANGE AGREEMENT

As described in Item 1.01 above, on April 28, 2010, we acquired Linda Lighting, which engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products in the People’s Republic of China (“China” or the “PRC”), in accordance with the Exchange Agreement.  The closing of the transaction took place on April 28, 2010. On the Closing Date, pursuant to the terms of the Exchange Agreement, we acquired all the Interests of Linda Lighting from the Linda Lighting Shareholders; and the Linda Lighting Shareholders transferred and contributed all of their Interests to us. In exchange, we issued a total of 5,000,000 shares of common stock, Magic Ocean transferred 3,800,000 shares of its common stock to the Linda Lighting Shareholders, their designees or assigns, which totals 88% of the issued and outstanding shares of common stock of the Company on a fully-diluted basis as of and immediately after the Closing of the Combination.

Linda International Lighting CO., Ltd was incorporated on April 16, 2005 in Hong Kong.  On March 27, 2006, Linda International Lighting CO., Ltd acquired 25% of equity interest of Guangzhou Linda Illumination Industry CO., Ltd, and became one of two shareholders of Guangzhou Linda Illumination Industry CO., Ltd.

On March 11, 2010, Linda International Lighting CO., Ltd Company entered into an equity transfer agreement with Guangzhou Linda Electric Co., Ltd, another shareholder of Guangzhou Linda Illumination Industry CO., Ltd, to acquire additional 75% equity interest of Guangzhou Linda Illumination Industry CO., Ltd from Guangzhou Linda Electric Co., Ltd.  Upon the completion of this equity interest transfer, Linda International Lighting CO., Ltd becomes a holding company that owns 100% of the equity interests of Guangzhou Linda Illumination Industry CO., Ltd.

Guangzhou Linda Illumination Industry CO., Ltd is an operating company incorporated on March 27, 2006, in the City of Guangzhou, Guangdong Province, People’s Republic of China (“PRC”). Guangzhou Linda Illumination Industry CO., Ltd engages in developing, manufacturing, marketing, and sales of searchlights, spotlights, energy-efficient electronic lamps, and other mobile lighting products

Both Linda International Lighting CO., Ltd and Guangzhou Linda Illumination Industry CO., Ltd are under the common control of Mr. Maolin Shi, who has direct and significant influence on both Companies’ operations and policies, before and after March 11, 2010.

The Company was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately before the completion of the Combination.  Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10 under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the Combination, with such information reflecting the Company and its securities upon consummation of the Combination.

BUSINESS

Overview

Linda Lighting is a vertically integrated company, with the capability to organically go from design to completed product in a matter of weeks. Linda's main products include digital LED searchlight, two piece CFL bulbs, LED headlamps, LED flashlights, explosion-proof searchlights and underwater searchlights. Linda develops, manufactures, markets and sells its line of lighting products in the PRC and exports to 10+ emerging market and developed countries. Linda was incorporated in Hong Kong as a small manufacturer of electronic lighting equipment. Linda expanded its business after accumulating intellectual property and developing a substantial client base. The current emphasis of Linda’s Research and development is focused on the further development of its energy efficient digital mobile lighting products for mining and government security (police and military) sectors and the development of inexpensive green lighting technology for low and middle income consumers.

History

In 2002, Chairman Shi Maolin, engaged his engineering background and entrepreneurial drive and began Linda Electronics (LE). After accumulating intellectual property and developing a substantial client base, the chairman expanded his business by creating Linda Hong Kong International and Linda Mobile Lighting. Shi Maolin, born in 1962, graduated from Hengyang Radio Professional School, and later studied Business Administration at Peking University. He has been engaged in the electronics sector since graduating from school, and has been involved in research and production operations specifically in the lighting industry for over 20 years. In 1992 he was given the prestigious title of Senior Engineer. He has individually been awarded multiple national patents and enjoys a position of notoriety for his entrepreneurial contributions to the lighting and electronics industry in China.

Business Model

The vertically integrated structure of Linda Lighting lends well to profitability, efficiency, and quality. Linda is intent upon conceptualizing and developing products that are energy efficient, specialized for the user, and offered at an accessible price point. Central to Linda’s philosophy is protecting the planet and preserving resources through developing energy saving products that require fewer natural resources to produce. Linda strategically identifies growing sectors of the PRC economy and tailors its product line to fit the mobile lighting needs of such sectors such as mining and civil security. Additionally, Linda continuously engages its research and development resources to reduce the price point of high tech consumer lighting products in order to realize high volume sales by allowing low and middle income populations access these products.

Vertical Integration

-       Research and Development, Production and Sales are all done in house and overseen closely by Chairman Shi Maolin
-       All new items are fully developed and manufactured in house, with a 2-3 month turnaround from concept to mass production
-       Linda’s Guangzhou headquarters currently manufactures 5,000 to 30,000 units per day depending on item
-       Linda’s manufacturing facilities have 24 hour productivity
-       Tool and Die all done on-site

Product Information

Linda’s main product line consists of digital searchlights, belt lamps and emergency lamps, explosion protected searchlights, and underwater searchlights. Linda’s products are most widely used in the mining and security industries. We are most interested in expanding our market share in more established markets and a new focus on research and development of green tech/energy efficient items and wellness. Our products are currently exported to more than ten emerging market and developed countries around the world. Linda Lighting holds 13 different Chinese patents; the Linda Lighting two piece CFL bulb is the most recent of which , which enables low income populations to afford fluorescent lighting by increasing the cost effectiveness of the bulb through breaking it down into a two part system. Additional valuable intellectual property includes unique CFL and LED bulb technology and explosion protected lighting devices for mining among others.

CFL Technology

Inefficient lighting technology is responsible for 12-15% of the energy consumption in China. Consequently, the resolution of this systemic inefficiency through the widespread implementation of CFL lighting technology presents an opportunity for huge energy and cost savings. At present, in some developed countries, CFL accounts for 80-90% of the lighting source, it is critical for China to follow this model in order to develop a sustainable energy consumption level. Energy savings have become a central part of the government’s economic and development initiatives. In 2010, the State Council formally established the State Energy Resources Commission composed of the leadership of national ministries to manage the planning of national energy development work. Energy saving technologies and practices are the central component of the sustainable development of a sound national energy policy. Therefore, promoting the comprehensive use of CFL bulbs throughout China and eliminating the use of incandescent bulbs is both a necessary component of a comprehensive environmental initiative and central to our business’ philosophy.

-	By replacing a single incandescent bulb with a CFL you can keep a half-ton of CO2 out of the atmosphere over the life of the bulb.
-	Although initially more expensive, CFLs are less expensive in the long run because CFLs use 1/3 the energy and last up to 10 times as long as incandescents.
-	Linda Lighting has created a patented two-piece CFL technology which mitigates the cost of CFL technology to the consumer
-
The two piece system consists of a base that contains the most expensive component of the CFL, and the detachable ballast. The base lasts 20 years, compared to a normal CFL which lasts only 1 year allowing the consumer to only replace the ballast component annually at far lower cost

-
The total cost of this product to the consumer is a onetime purchase of 8.5-9Rmb, and the subsequent (lesser) cost of additional ballasts of about 1Rmb; the two components are manufactured and packaged for a cost of 6.5Rmb to Linda Lighting.

-
Additionally, Linda is in the process of developing electrical digital technology to replace conventional semiconductor electronic circuits with an integrated circuit (IC) in the base of the CFL. This development will both improve the efficiency and stability of the circuit system and reduce the consumption of diodes and other electronic components. Linda believes that this technology is poised to become the industry standard

-	Linda has shifted resources away from searchlight production and towards the production of two-piece CFLs and plans to expand production to 50, 000 units a day within the year

LED Technology

-	LEDs produce light electronically by changing an energy state. There is mostly light and little heat vs. Bulbs depend on a filament heated to incandescence which produces a great deal of heat
-	LEDs are encapsulated in clear epoxy and are shockproof. You can drop it with no damage vs. the filament of Bulbs which is highly susceptible to breakage due to shock
-	LEDs typically last 100,000 hours. That's 11 YEARS of continuous light vs. bulbs which typically last for six hours
-	LEDs use up the same set of batteries in about 60 hours. That’s 10 times more efficient than a bulb vs. bulbs which can use up a set of batteries in about 2 hours
-	LEDs typically produce a white light similar to daylight vs. Bulbs which produce a yellowish light.

Explosion and Shock Proof Mobile Lighting

Linda Lighting’s product line designed for mining is widely accepted as the industry safety standard across the mining industry, a rapidly growing sector of the Chinese economy. Linda already has a large existing client base of mining companies, and its technology and pricing place it in a competitive position to expand their market share.

PRODUCT DEVELOPMENT PROCESS:

Research and Development
Linda’s new product design process follows the steps listed below:
Market demand
Market Research
Creative
Creative Photo
Review and Screen
Appearance
Interior Design
Circuit Design
Customer requirements

Mold design
Official drawings
Re-evaluation
Mold Design
Mold Producing
Injection Molding
Electroplating
Circuit Test
Sample test
Correction
Accreditation and Approve
Pilot production
Quality inspection
Batch production
Sales

Intellectual Property
Linda and Chairman Shi Maolin hold numerous PRC patents and intellectual property rights to the technical and aesthetic design of their products. However, the company does not plan to pursue international intellectual property rights.

Product Testing
Linda’s new product design process follows the steps listed below:
1, Order-controlled exchange machine*1
2, Voltage regulator*8
3, Frequency measurement instrument*2
4, Oscilloscope*3
5, QTZ Tracer*2
6, Digital multimeter*2
7, Pointer multimeter*20
8, Drying machine*1
9, Huayi 2008A Clamp*3
10, Inductance machine*2
11, Power meter*1
12, Single-phase voltage regulator*2
13, Contactor*1
14, 902C Temperature Table*3
15, Lamp holder machine*3
16, Little Swan refrigerator*1
17, JS16 hand presses*5
18, Stripping machine*2
19, DJ3000 computer speed test meter*2
20, PT1200 electrical parameters tester*1
21, U12000 electronic ballast integrated performance tester*1
22, QT2 transistor curve tracers*2
23, CF-3A magnetic without-item sorter*1
24, electric heating blast drying oven*1
25, A-Type spark vacuum detector*2
26, HG281013-Type LCR digital electricity bridge*1
27, Huafeng electric heating machine*2
28, Shrink machine*5
29, Meiling ultra-low temperature refrigerator*1

Marketing and Advertising
In March, Linda signed a 15 month advertising contract with "Guangdong TV". Linda’s advertisement will be broadcast six times aperday on "Guangdong TV", “Zhujiang TV", and "News TV" beginning in May. Linda also plans to begin broadcast advertising on "Henan TV" and "Hebei TV" in the next few months.

Sales
Linda Lighting is currently analyzing the efficiency and scalability of its current sales model, and evaluating potential distribution and joint venture agreements that could increase the volume of sales domestically and internationally.

Linda has 500 Brokers around China selling its products:

MARKET ANALYSIS:

China has had the fastest growing major economy for the past 30 years with an average annual GDP growth rate above 10%.China's per capita income has likewise grown at an average annual rate of more than 8% over the last three decades drastically reducing poverty.  China is the largest trading nation in the world and the largest exporter and second largest importer of goods. Guangzhou is the manufacturing hub of the Pearl River Delta and one of mainland China’s leading commercial and manufacturing regions. In 2008, the GDP reached ¥821.58 billion (US $118 billion), per capita was ¥81,233 (US $11,696)[, ranking 6th among the other 659 Chinese cities. Guangzhou, the capital city of Guangdong Province is located along the south coastline of China and has several excellent ports particularly conducive to exporting goods from this area. Guangzhou was one of the first cities to benefit from China's Reform and Opening Up policy beginning in 1978, and has been a pioneer of economic development in China

In spite of the global economic crisis, Chinese exports have increased by 18% from December 2008 to December 2009. An investment led stimulus program by the Chinese government that began a year ago has offset the deterioration of international demand for Chinese goods caused by the global recession. Additionally, the Dollar to Yuan exchange rate is extremely conducive to keeping the cost of Chinese goods low globally to further stimulate exports, particularly of manufactured goods.
Demand Drivers:

(1)
As part of the UN backed strategy for combating global climate change, China began a program in 1996 to subsidize the mass replacement of incandescent bulbs with CFLs. Currently; the government provides 30%-50% percent subsidies on CFL bulbs for consumers and businesses. Phasing-out of Incandescent Lamps and Energy-Saving Lamps Promotion Project provided $40.9 Million (USD) of subsidies in 2008, a number it wishes to increase three fold for 2010.

(2)
The leading LED market research group, LEDinside, estimates that rapid growth and widespread adoption of LED commercial lighting will take place internationally in 2010 and 2011, while LEDs used for household lighting will not take off until 2011 or 2012. The market penetration rate of LED as a light source is projected to reach 3.7% in 2010 and the estimated compound annual growth rate between 2009 and 2013 is 32%. Domestically, the sales of LED lights are projected to grow 50% annually in China over the next few years.

(3)
China’s mining industry ranks third in the world and China is the world’s largest producer of coal. The energy demands of the Chinese population will continue to drive the expansion of this industry. This in addition to the Chinese government’s mandate that the mining industry be more vigilant in ensuring the safety of workers creates an atmosphere in which products supporting the safety of mine workers will be increasingly demanded.

COMPETITIVE LANDSCAPE:

Large Cap Led Industry: Leading Companies Traded On Us Public Equity Markets

—
CREE (CREE) –Consolidation in the LED industry is taking place and will continue to be the trend going forward. With this trend in mind, CREE is an ideal candidate to be bought out by a large company such as General Electric Corp. or Phillips Electronics. Furthermore, CREE has been actively involved in the “LED City” program, promoting their products and building goodwill across the globe. We expect CREE to continue to be an industry leader and benefit from the expansion of led technology.

—
PHILIPS ELECTRONICS (PHG) - Philips Lumileds represents 6-7% of total revenue for Philips and this will be one of their fastest growing revenue streams. Philips has acquired Genlyte, Color Kinetics, and TIR systems in order to position them as a leader in the LED industry and be a player in all LED applications. There is the potential that if Philips Lumileds grew significantly there could possibly be a spin off. Philips Electronics is a market leader in all their other businesses and we expect this to continue into the led market in the years to come.

—
DAKTRONICS (DAKT) - The fastest growing segment of the LED market will be signs and illumination, representing 44 % of all LED applications by the year 2012. Daktronics is the world’s leading supplier of large LED monitors and displays used for digital advertising. With this in mind we feel that Daktronics is in good position to take advantage of this rapidly growing segment in the led market.

OUTLOOK:

The performance of Linda Lighting, like most companies, is influenced by a multitude of factors such as the health of the economy, including employment, credit availability, and consumer confidence. During the company’s fiscal 2009, major economies and financial markets throughout the world experienced unprecedented volatility, creating uncertainty both for consumers and businesses. Nonetheless the Chinese economy grew by 8.7% in 2009, a marked slow-down from recent years, but impressive in the context of the global economic climate. As such, it is difficult at this time to precisely forecast the direction or intensity of future economic activity in general and more specifically with respect to overall demand for Linda Lighting’s products. However, management anticipates that the Chinese government’s initiative to subsidize the replacement of incandescent bulbs with CFL bulbs in both the commercial and residential space as well as the projected growth of the mining industry in China will generate demand for our products sufficient to counteract any reduction in demand due to economic volatility.

Management believes that competitive forces in the current market environment will not allow the company to pass along more than commodity cost increases or to significantly retain current pricing on commodity-sensitive products should those specific commodity costs sharply decline. Although management believes pricing is likely to become more competitive in certain channels and geographies, the negative impact is expected to be offset through productivity improvements and lower material, component costs. During fiscal 2010, the company expects to realize approximately financial benefits from the streamlining actions taken in fiscal 2009 and 2010.these actions are related to the consolidation of certain manufacturing operations, the reorganization of the distribution process to scale sales, and the adjustment of business operations and production to better suit the current market.

The company initiated such actions in an effort to continue to redeploy and invest resources in other areas where the company believes it can create greater value for all stakeholders and accelerate profitable growth opportunities, including a continued focus on industry-leading product innovation incorporating sustainable design, relighting, and customer connectivity.

Management believes the execution of the company’s strategies to accelerate investments in innovative and energy-efficient products, enhance services to its customers, and expand market presence in key sectors and will provide growth opportunities, which should enable the company to outperform the overall markets it serves. Additionally, management believes these actions and investments will position the company to meet or exceed its long-term financial goals. The company expects cash flow from operations to be strong in 2010 and intends to invest appropriately throughout the year.

Fiscal 2010 results are not expected to be negatively impacted in spite of the current economic conditions, and management is more strongly positive about the long-term potential of the company and its ability to outperform the market. Management continues to position the company to optimize short-term performance while investing in and deploying resources to further the company’s long-term profitable growth opportunities. Looking beyond the current environment, management believes the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and that the company is well-positioned to fully participate in this growing industry.

COMPANY ADVANTAGE

Linda’s experienced and educated workforce has valuable relationships with various levels of government, and developed research and development department allow it to hold a competitive position in the PRC lighting development and manufacturing sector. Linda’s focus on green technologies and engaging technological and design expertise to engineer quality products at a widely accessible price point will allow it to gain an increasing market share.

Valuable Government Relationships

Chairman Maolin has cultivated relationships with provincial and national government figures that have been and will continue to add value to the business of Linda Lighting. From the date of its formation, Linda Mobile Lighting (2006) has received three years tax free from the date of the formation for that entity and will receive 50% off taxes for both 2010 and 2011. Linda will continue to cultivate these relationships in order to maximize the value of corporate tax incentives at its disposal and exploit government subsidies derived from initiatives to proliferate the use of green lighting technology in China.

Employees

As of the date hereof, we have approximately 88 full-time employees. Our employees are not represented by any collective bargaining agreement and we believe we have never experienced a work stoppage. We believe we have good relations with our employees.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Relating to Our Business

Substantially all of our business, assets and operations are located in the PRC.

Substantially all of our business, assets and operations are located in PRC. The economy of PRC differs from the economies of most developed countries in many respects. The economy of PRC has been transitioning from a planned economy to a market-oriented economy. Although in recent years the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of productive assets in PRC is still owned by the PRC government. In addition, the PRC government continues to play a significant role in regulating industry by imposing industrial policies. It also exercises significant control over PRC’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Some of these measures benefit the overall economy of PRC, but may have a negative effect on us.

Our management has no experience in managing and operating a public company. Any failure to comply or adequately comply with federal securities laws, rules or regulations could subject us to fines or regulatory actions, which may materially adversely affect our business, results of operations and financial condition.

Our current management has no experience managing and operating a public company and relies in many instances on the professional experience and advice of third parties including its attorneys and accountants. Failure to comply or adequately comply with any laws, rules, or regulations applicable to our business may result in fines or regulatory actions, which may materially adversely affect our business, results of operation, or financial condition and could result in delays in achieving either the effectiveness of a registration statement relating to the shares being sold in this offering or the development of an active and liquid trading market for our stock.

General business and economic conditions may affect demand for the Company’s products and services which could impact results from operations

The Company competes based on such factors as name recognition and reputation, service, product features, innovation, and price.  In addition, the Company operates in a highly competitive environment that is influenced by a number of general business and economic factors, such as general economic vitality, employment levels, credit availability, interest rates and commodity costs.  Declines in general economic activity may negatively impact new projects, which in turn may impact demand for the Company’s product and service offerings.  The impact of these factors could adversely affect the Company’s financial position, results from operations, and cash flows.

We derive all of our revenues from sales in the PRC and any downturn in the Chinese economy could have a material adverse effect on our business and financial condition.

All of our revenues are generated from sales in the PRC. We anticipate that revenues from sales of our products in the PRC will continue to represent the substantial portion of our total revenues in the near future. Our sales and earnings can also be affected by changes in the general economy since purchases of electronic and mobile products are generally discretionary for consumers. Our success is influenced by a number of economic factors which affect disposable consumer income, such as employment levels, business conditions, interest rates and taxation rates. Adverse changes in these economic factors, among others, may restrict consumer spending, thereby negatively affecting our sales and profitability.

We need to manage growth in operations to maximize our potential growth and achieve our expected revenues and our failure to manage growth will cause a disruption of our operations resulting in the failure to generate revenue at levels we expect.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our manufacturing operations. This expansion will place a significant strain on our management and our operational, accounting, and information systems. We expect that we will need to continue to improve our financial controls, operating procedures, and management information systems. We will also need to effectively train, motivate, and manage our employees. Our failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our growth strategy will be successful which may result in a negative impact on our growth, financial condition, results of operations and cash flow.

One of our strategies is to grow through acquisitions. However, many obstacles to entering such new markets exist including, but not limited to, established companies in such existing markets in the PRC. We cannot, therefore, assure you that we will be able to successfully overcome such obstacles and establish our products in any additional markets. Our inability to implement this organic growth strategy successfully may have a negative impact on our growth, future financial condition, results of operations or cash flows.

If we need additional capital to fund our growing operations, we may not be able to obtain sufficient capital and may be forced to limit the scope of our operations.

If adequate additional financing is not available on reasonable terms, we may not be able to undertake acquisitions of additional business or enter into other strategic alliances, and we would have to modify our business plans accordingly. There is no assurance that additional financing will be available to us.

In connection with our growth strategies, we may experience increased capital needs and accordingly, we may not have sufficient capital to fund our future operations without additional capital investments. Our capital needs will depend on numerous factors, including (i) our profitability; (ii) the release of competitive products by our competition; (iii) the level of our investment in research and development; and (iv) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs.

In recent years, the securities markets in the United States have experienced a high level of price and volume volatility, and the market price of securities of many companies have experienced wide fluctuations that have not necessarily been related to the operations, performances, underlying asset values or prospects of such companies. For these reasons, our securities can also be expected to be subject to volatility resulting from purely market forces over which we will have no control. If we need additional funding we will, most likely, seek such funding in the United States (although we may be able to obtain funding in the P.R.C.) and the market fluctuations affect on our stock price could limit our ability to obtain equity financing.

If we cannot obtain additional funding, we may be required to: (i) limit our expansion; (ii) limit our marketing efforts; and (iii) decrease or eliminate capital expenditures. Such reductions could materially adversely affect our business and our ability to compete.

Even if we do find a source of additional capital, we may not be able to negotiate terms and conditions for receiving the additional capital that are favorable to us. Any future capital investments could dilute or otherwise materially and adversely affect the holdings or rights of our existing shareholders. In addition, new equity or convertible debt securities issued by us to obtain financing could have rights, preferences and privileges senior to the Units. We cannot give you any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us.

Need for additional employees.

The Company’s future success also depends upon its continuing ability to attract and retain highly qualified personnel. Expansion of the Company’s business and the management and operation of the Company will require additional managers and employees with industry experience, and the success of the Company will be highly dependent on the Company’s ability to attract and retain skilled management personnel and other employees. There can be no assurance that the Company will be able to attract or retain highly qualified personnel. Competition for skilled personnel in the construction industry is significant. This competition may make it more difficult and expensive to attract, hire and retain qualified managers and employees.

The loss of the services of our key employees, particularly the services rendered by Maolin Shi and Chen Yu our Chief Executive Officer, and President, could harm our business.

Our success depends to a significant degree on the services rendered to us by our key employees.  If we fail to attract, train and retain sufficient numbers of these qualified people, our prospects, business, financial condition and results of operations will be materially and adversely affected. In particular, we are heavily dependent on the continued services of Maolin Shi and Chen Yu our Chief Executive Officer and President. The loss of any key employees, including members of our senior management team, and our inability to attract highly skilled personnel with sufficient experience in our industry could harm our business.

We will incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We will incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly. We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, as amended by SEC Release No. 33-8934 on June 26, 2008, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls. Commencing with its annual report for the year ending December 31, 2010, we will be required to include a report of management on its internal control over financial reporting.  The internal control report must include a statement

•	Of management’s responsibility for establishing and maintaining adequate internal control over its financial reporting;

•	Of management’s assessment of the effectiveness of its internal control over financial reporting as of year end; and

•	Of the framework used by management to evaluate the effectiveness of our internal control over financial reporting.

Furthermore, in the following year, our independent registered public accounting firm is required to file its attestation report separately on our internal control over financial reporting on whether it believes that we have maintained, in all material respects, effective internal control over financial reporting.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our securities and our ability to secure additional financing as needed.

The transaction involves a reverse merger of a foreign company into a domestic shell company, so that there is no history of compliance with United States securities laws and accounting rules.

In order to be able to comply with United States securities laws, Linda Lighting prepared its financial statements for the first time under U.S. generally accepted accounting principles and recently had its initial audit of its financial statements in accordance with Public Company Accounting Oversight Board (United States). As the Company does not have a long term familiarity with U.S. generally accepted accounting principles, it may be more difficult for it to comply on a timely basis with SEC reporting requirements than a comparable domestic company.

Linda Lighting may pursue future growth through strategic acquisitions and alliances which may not yield anticipated benefits

The Company has and may continue to seek to improve its business through strategic acquisitions and alliances.  The Company will gain from such activity only to the extent that it can effectively leverage the assets, including personnel, technology and operating processes, of the acquired businesses and alliances.  Uncertainty is inherent within the acquisition and alliance process, and unforeseen circumstances arising from recent and future acquisitions or alliances could offset their anticipated benefits.  In addition, unanticipated events, negative revisions to valuation assumptions and estimates, and/or difficulties in attaining synergies, among other factors, could adversely affect the Company’s ability to recover initial and subsequent investments, particularly those related to acquired goodwill and intangible assets.  Any of these factors could adversely affect the Company’s financial condition, results from operations, and cash flows.

Linda Lighting could be adversely affected by disruption of its operations

The breakdown of equipment or other events, including labor disputes, pandemics or catastrophic events such as war or natural disasters, leading to production interruptions could have a material adverse effect on the Company’s financial results.  Further, because many of the Company’s customers are, to varying degrees, dependent on planned deliveries from the Company’s plants, those customers that have to reschedule their own production or delay opening a facility due to the Company’s missed deliveries could pursue financial claims against the Company.  The Company may incur costs to correct any of these problems, in addition to facing claims from customers.  Further, the Company’s reputation among actual and potential customers may be harmed, resulting in a loss of business.

If Linda Lightings’ products are improperly designed, manufactured, packaged, or labeled, the Company may need to recall those items and could be the target of product liability claims if consumers are injured

The Company may need to recall products if they are improperly designed, manufactured, packaged, or labeled and does not maintain insurance for such events.  The Company’s quality control procedures relating to the raw materials, including packaging, that it receives from third-party suppliers, as well as the Company’s quality control procedures relating to its products after those products are designed, manufactured and packaged, may not be sufficient.  Widespread product recalls could result in significant losses due to the costs of a recall, the destruction of product inventory, and lost sales due to the unavailability of product for a period of time.  The Company may also be liable if the use of any of its products causes injury, and could suffer losses from a significant product liability judgment against the Company.  A significant product recall or product liability case could also result in adverse publicity, damage to the Company’s reputation, and a loss of consumer confidence in its products, which could have a material adverse effect on the Company’s business, financial results, and cash flow.

Linda Lighting may be unable to sustain significant customer relationships

Relationships forged with customers are directly impacted by the Company’s ability to deliver high quality products and services.  The Company does not have a written contract obligating any clients to purchase its products.  The loss of or substantial decrease in the volume of purchases by certain clients would harm the Company’s sales, profitability and cash flow.

Risks Relating To Our Industry

Results may be adversely affected by the Company’s inability to maintain pricing

Aggressive pricing actions by competitors may affect the Company’s ability to achieve desired unit volume growth and profitability levels under its current pricing strategies.  The Company may also decide to lower pricing to match the competition.  Additionally, the Company may not be able to increase prices to cover rising costs of components and raw materials.  Even if the Company were able to increase prices to cover costs, competitive pricing pressures may not allow the Company to pass on any more than the cost increases which could negatively impact gross margin percentages.  Alternatively, if component and raw material costs were to decline, the marketplace may not allow the Company to hold prices at their current levels, which could negatively impact both net sales and gross margins.

Linda Lightings’ results may be adversely affected by fluctuations in the cost or availability of raw materials and components

The Company utilizes a variety of raw materials and components in its production process including steel, aluminum, lamps, LEDs, ballasts, power supplies, petroleum-based by-products, natural gas and copper.  Failure to effectively manage future increases in the costs of these items could adversely affect operating margins. There can be no assurance that future raw material and component price increases 10 will be successfully passed through to customers.  The Company sources these goods from a number of suppliers and is, therefore, reasonably insulated from risks affecting any one supplier. Profitability and volume could be negatively impacted by limitations inherent within the supply chain of certain of these component parts, including competitive, governmental, legal, natural disasters, and other events that could impact both supply and price.

Technological developments and increased competition could affect the Company’s operating profit margins and sales volume

The Company competes in an industry where technology and innovation play major roles in the competitive landscape.  The Company is highly engaged in the investigation, development, and implementation of new technologies.  Securing key partnerships and alliances as well as employee talent, including having access to technologies generated by others and the obtaining of appropriate patents, play a significant role in protecting the Company’s intellectual property and development activities.  Additionally, the continual development of new technologies by existing and new source suppliers looking for either direct market access or partnership with competing large manufacturers, coupled with significant associated exclusivity and/or patent activity, could adversely affect the Company’s ability to sustain operating profit margin and desirable levels of sales volume. Technology developments may also increase competition from non-traditional competitors with greater resources.

Risks Relating to the People's Republic of China

Certain political and economic considerations relating to the PRC could adversely affect our company.

The PRC is transitioning from a planned economy to a market economy. While the PRC government has pursued economic reforms since its adoption of the open-door policy in 1978, a large portion of the PRC economy is still operating under five-year plans and annual state plans. Through these plans and other economic measures, such as control on foreign exchange, taxation and restrictions on foreign participation in the domestic market of various industries, the PRC government exerts considerable direct and indirect influence on the economy. Many of the economic reforms carried out by the PRC government are unprecedented or experimental, and are expected to be refined and improved. Other political, economic and social factors can also lead to further readjustment of such reforms. This refining and readjustment process may not necessarily have a positive effect on our operations or future business development. Our operating results may be adversely affected by changes in the PRC’s economic and social conditions as well as by changes in the policies of the PRC government, such as changes in laws and regulations (or the official interpretation thereof), measures which may be introduced to control inflation, changes in the interest rate or method of taxation, and the imposition of restrictions on currency conversion in addition to those described below.

The recent nature and uncertain application of many PRC laws applicable to us create an uncertain environment for business operations and they could have a negative effect on us.

The PRC legal system is a civil law system. Unlike the common law system, the civil law system is based on written statutes in which decided legal cases have little value as precedents. In 1979, the PRC began to promulgate a comprehensive system of laws and has since introduced many laws and regulations to provide general guidance on economic and business practices in the PRC and to regulate foreign investment. Progress has been made in the promulgation of laws and regulations dealing with economic matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. The promulgation of new laws, changes of existing laws and the abrogation of local regulations by national laws could have a negative impact on our business and business prospects.

Currency conversion could adversely affect our financial condition.

The PRC government imposes control over the conversion of Renminbi into foreign currencies. Under the current unified floating exchange rate system, the People’s Bank of China publishes an exchange rate, which we refer to as the PBOC exchange rate, based on the previous day’s dealings in the inter-bank foreign exchange market. Financial institutions authorized to deal in foreign currency may enter into foreign exchange transactions at exchange rates within an authorized range above or below the PBOC exchange rate according to market conditions.

Pursuant to the Foreign Exchange Control Regulations of the PRC issued by the State Council which came into effect on April 1, 1996, and the Regulations on the Administration of Foreign Exchange Settlement, Sale and Payment of the PRC which came into effect on July 1, 1996, regarding foreign exchange control, conversion of Renminbi into foreign exchange by Foreign Investment Enterprises, or FIEs, for use on current account items, including the distribution of dividends and profits to foreign investors, is permissible. FIEs are permitted to convert their after-tax dividends and profits to foreign exchange and remit such foreign exchange to their foreign exchange bank accounts in the PRC. Conversion of Renminbi into foreign currencies for capital account items, including direct investment, loans, and security investment, is still under certain restrictions. On January 14, 1997, the State Council amended the Foreign Exchange Control Regulations and added, among other things, an important provision, which provides that the PRC government shall not impose restrictions on recurring international payments and transfers under current account items.

Enterprises in the PRC (including FIEs) which require foreign exchange for transactions relating to current account items, may, without approval of the State Administration of Foreign Exchange, or SAFE, effect payment from their foreign exchange account or convert and pay at the designated foreign exchange banks by providing valid receipts and proofs.

Convertibility of foreign exchange in respect of capital account items, such as direct investment and capital contribution, is still subject to certain restrictions, and prior approval from the SAFE or its relevant branches must be sought.

Furthermore, the Renminbi is not freely convertible into foreign currencies nor can it be freely remitted abroad. Under the PRC’s Foreign Exchange Control Regulations and the Administration of Settlement, Sales and Payment of Foreign Exchange Regulations, Foreign Invested Enterprises are permitted either to repatriate or distribute its profits or dividends in foreign currencies out of its foreign exchange accounts, or exchange Renminbi for foreign currencies through banks authorized to conduct foreign exchange business. The conversion of Renminbi into foreign exchange by Foreign Invested Enterprises for recurring items, including the distribution of dividends to foreign investors, is permissible. The conversion of Renminbi into foreign currencies for capital items, such as direct investment, loans and security investment, is subject, however, to more stringent controls.

Our operating company is a FIE to which the Foreign Exchange Control Regulations are applicable. Accordingly, we will have to maintain sufficient foreign exchange to pay dividends and/or satisfy other foreign exchange requirements.

Exchange rate volatility could adversely affect our financial condition.

Since 1994, the exchange rate for Renminbi against the United States dollar has remained relatively stable, most of the time in the region of approximately RMB8.28 to $1.00. However, in 2005, the Chinese government announced that it would begin pegging the exchange rate of the Chinese Renminbi against a number of currencies, rather than just the U.S. dollar and, the exchange rate for the Renminbi against the U.S. dollar became RMB8.02 to $1.00. If we decide to convert Chinese Renminbi into United States dollars for other business purposes and the United States dollar appreciates against this currency, the United States dollar equivalent of the Chinese Renminbi we convert would be reduced. There can be no assurance that future movements in the exchange rate of Renminbi and other currencies will not have an adverse effect on our financial condition.

Since our assets are located in the PRC, any dividends of proceeds from liquidation are subject to the approval of the relevant Chinese government agencies.

Our operating assets are located inside the PRC. Under the laws governing Foreign Invested Enterprises in the PRC, dividend distribution and liquidation are allowed but subject to special procedures under the relevant laws and rules. Any dividend payment will be subject to the decision of the board of directors and subject to foreign exchange rules governing such repatriation. Any liquidation is subject to the relevant government agency’s approval and supervision as well as the foreign exchange control. This may generate additional risk for our investors in case of dividend payment and liquidation.

It may be difficult to affect service of process and enforcement of legal judgments upon our company and our officers and directors because they reside outside the United States.

As our operations are presently based in the PRC and our director and officer resides in the PRC, service of process on our company and such director and officer may be difficult to effect within the United States. Also, our main assets are located in the PRC and any judgment obtained in the United States against us may not be enforceable outside the United States.

PRC SAFE Regulations regarding offshore financing activities by PRC residents have undertaken continuous changes which may increase the administrative burden we face and create regulatory uncertainties that could adversely affect our business.

Recent regulations promulgated by SAFE, regarding offshore financing activities by PRC residents have undergone a number of changes which may increase the administrative burden we face. The failure by our stockholders and affiliates who are PRC residents, including Dengfu Xu and Luping Pan, to make any required applications and filings pursuant to such regulations may prevent us from being able to distribute profits and could expose us and our PRC resident stockholders to liability under PRC law.

In 2005, SAFE promulgated regulations in the form of public notices, which require registrations with, and approval from, SAFE on direct or indirect offshore investment activities by PRC resident individuals. The SAFE regulations require that if an offshore company directly or indirectly formed by or controlled by PRC resident individuals, known as “SPC,” intends to acquire a PRC company, such acquisition will be subject to strict examination by the SAFE. Without registration, the PRC entity cannot remit any of its profits out of the PRC as dividends or otherwise. This could have a material adverse effect on us given that we expect to be a publicly listed company in the U.S.

Due to various restrictions under PRC laws on the distribution of dividends by our PRC Operating Companies, we may not be able to pay dividends to our stockholders.

The Wholly-Foreign Owned Enterprise Law (1986), as amended and The Wholly-Foreign Owned Enterprise Law Implementing Rules (1990), as amended and the Company Law of the PRC (2006) contain the principal regulations governing dividend distributions by wholly foreign owned enterprises. Under these regulations, wholly foreign owned enterprises may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. Additionally, such companies are required to set aside a certain amount of their accumulated profits each year, if any, to fund certain reserve funds. These reserves are not distributable as cash dividends except in the event of liquidation and cannot be used for working capital purposes. The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. We may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from the Company’s profits.

Furthermore, if our subsidiaries in China incur debt on their own in the future, the instruments governing the debt may restrict its ability to pay dividends or make other payments. If we or our subsidiaries are unable to receive all of the revenues from our operations through these contractual or dividend arrangements, we may be unable to pay dividends on our common stock.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

We are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Future inflation in China may inhibit our ability to conduct business in China. In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. Rapid economic growth can lead to growth in the money supply and rising inflation. If prices for our products rise at a rate that is insufficient to compensate for the rise in the costs of supplies, it may have an adverse effect on profitability. These factors have led to the adoption by Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to tenants the rights to use property. Use rights can be revoked and the tenants forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our operating subsidiaries rely on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

Risks Relating to Our Securities

In order to raise sufficient funds to expand our operations, we may have to issue additional securities at prices which may result in substantial dilution to our shareholders.

If we raise additional funds through the sale of equity or convertible debt, our current stockholders’ percentage ownership will be reduced. In addition, these transactions may dilute the value of our securities outstanding. We may have to issue securities that may have rights, preferences and privileges senior to our common stock. We cannot provide assurance that we will be able to raise additional funds on terms acceptable to us, if at all. If future financing is not available or is not available on acceptable terms, we may not be able to fund our future needs, which would have a material adverse effect on our business plans, prospects, results of operations and financial condition.

Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration.

Our securities should be considered a long-term, illiquid investment. Our securities have not been registered under the Securities Act, and cannot be sold without registration under the Securities Act or any exemption from registration. In addition, our securities are not registered under any state securities laws that would permit their transfer. Because of these restrictions and the absence of an active trading market for the securities, a shareholder will likely be unable to liquidate an investment even though other personal financial circumstances would dictate such liquidation.

We are not likely to pay cash dividends in the foreseeable future.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any cash dividends in the foreseeable future, but will review this policy as circumstances dictate. Should we determine to pay dividends in the future, our ability to do so will depend upon the receipt of dividends or other payments from our PRC operating subsidiary may, from time to time, be subject to restrictions on its ability to make distributions to us, including restrictions on the conversion of RMB into U.S. dollars or other hard currency and other regulatory restrictions.

We may be subject to the penny stock rules which will make our securities more difficult to sell.

If we are able to obtain a listing of our securities on a national securities exchange, we may be subject in the future to the SEC’s “penny stock” rules if our securities sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the  customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction; the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for our securities. As long as our securities are subject to the penny stock rules, the holders of such securities may find it more difficult to sell their securities.

Our securities have not been listed for trading on the OTC Bulletin Board or on any stock exchange and there can be no assurance that there will be a market developed for our securities in the future.

Our securities have not been quoted or listed for trading on the OTC Bulletin Board or on any stock exchange. Although our management will apply to a senior exchange for listing of our securities, there can be no assurance that a public market for our shares will be developed. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. Even if a public market should develop, the price may be highly volatile. Because there may be a low price for our securities, many brokerage firms may not be willing to effect transactions in the securities. Even if an investor finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such securities as collateral for any loans.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended at December 31, 2009 and 2008, should be read in conjunction with our financial statements and the related notes included elsewhere in this 8-K. This discussion contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ materially from those we currently anticipate as a result of many factors, including the factors we describe under "Risk Factors," and elsewhere in this 8-K.

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Overview

Our company was incorporated on April 16, 2005 and engages in research and development (R&D), manufacturing and sales of mobile lighting, with sales networks in China and all over the world. During the reporting period, we experienced rapid growth in production and doubled our revenues. The leading products achieved remarkable growth in production and sales with sales revenues of USD $2,350,246 in 2009, an increase of 130% compared to USD $1, 020,092 in 2008. The net income amounted to USD $188,800 in 2009, an increase of 636% compared to USD $25,662 in 2008.

Our business

Our lines of business consist of searchlight series, electric torch series and electric swatter:

I. Searchlight Series

These products, with integration of LED bulb technology and explosion and shock proof mobile lighting, are widely used in different sectors, including army, police, civilian, vessel, vehicle, railway, mine, oil, exploring, and explosion and shock proof use.  They have stable and reliable quality with repair rate lower than one thousandth.

Currently, we are one of the leading suppliers of the searchlight products in PR China.

II. Electric Torch Series

These products have elegant designs with many design patents awarded.  The integration with LED bulb technology and explosion proof technology makes the products safe, fine-looking, and popular among the consumers.

III. Electric Swatter

These products are small-sized, portable, reasonably priced, user-friendly, and suitable for countryside environments.  Therefore, they are popular among the consumers in the rural areas with great market potentials.

We are a vertically integrated company that can effectively utilize our resources in research and development, manufacturing, and sales. Currently, the Company has launched 2 new product lines, which are expected to further enhance the competiveness and marketability of our products.

Recent Developments - Equity Interest Transfer Agreement

On March 11, 2010, Mr. Maolin Shi, the sole shareholder of Linda International, on behalf of Linda International, received 33.75% of interest in net assets of Linda Illumination from his wife, Mrs. Landan Qin, his brother, Mr. Qinglin Shi, and his sister, Ms. Chunfang Shi, 11.25% each, through their ownership in Linda Electronic. In addition, Mr. Maolin Shi transferred his own 41.25% interest in Linda Illumination, through his ownership in Linda Electronic, to Linda International. After this transaction, Linda International becomes a 100% shareholder of Linda Illumination.  Mr. Maolin Shi becomes the sole owner of Linda Illumination.

The total consideration for the transfer of 75% of equity interest of Linda Illumination was HK$750,000 (or USD $96,653) and was paid in cash on the same day when the transfer was effective.

Research and Development

Our company is a vertically integrated company, with the capability to organically go from design to completed product in several weeks. Our extensive list of patents, strong leadership, and vision will continue to propel Linda to a new height.

Our company owns more than 19 patented technology rights and 3 trademark rights, and commits to patented technology research. Our company would focus on development of energy saving lights in 2010, with the plan to boost the sales revenue of energy-saving lights, and to further enhance the recognition of our Linda brand.

Outlook

In the next five years, R&D and mass production of bulb-changeable energy saving lights would be our key strategic focus. We would vigorously build up our R&D, and develop patented technology to further enhance Linda’s brand recognition and core competence. Our management believes that it would bring Linda a strong market presence through implementing the strategy, investing in energy saving products, improving customer services, and strengthening marketing activities. At the same time, our management expects to generate significant cash flows and returns on investments in 2010 fiscal year through all these efforts, and achieve Linda’s long-run financial objects step by step.

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

Growth in the Chinese Economy

We operate our facilities in China and derive almost all of our revenues from sales to customers in China. Economic conditions in China, therefore, affect virtually all aspects of our operations, including the demand for our products, the availability and prices of raw materials, and other expenses. China has experienced significant economic growth from 1996 through 2008, achieving a compounded annual growth rate of over 10% in gross domestic product. China is expected to continue its growth in all areas of investment and consumption, even in the environment of global economic recession. However, China has not been entirely immune to the global economic downturn and has slowed down its growth rate since last year.

Supply and Demand in the Lighting Market

We are subject to macroeconomic factors dictating the supply and demand of lighting market in the PRC.  Lighting product prices have been stabilized since the first quarter of 2009. Our revenues and earnings could be dramatically affected by increases and decreases in raw materials and wire costs.

Taxation

United States

Our US reporting company is subject to United States federal income tax and Delaware state franchise tax.  However, we do not anticipate any operating income which is generated from the United States; therefore, do not make any provision of income tax up to date.

Hong Kong

Linda International Lighting Co., Ltd is incorporated in Hong Kong and subject to Hong Kong profits tax.

People’s Republic of China

Income Taxes:

The Company accounts for income taxes in accordance with ASC 740 “Income Taxes”.  ASC 740 requires an asset and liability approach for financial accounting and reporting for income taxes and allows recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years.  Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.  A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. There was no deferred tax asset or liability for the years ended at December 31, 2009 and 2008.

Substantially all of the Company’s taxable income and related tax expense are from PRC sources. Linda Illumination files income tax returns under the Income Tax Law of the People’s Republic of China Concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). In accordance with the relevant PRC Income Tax Law, the profits of the Company derived in 2010, 2009, and 2008 are fully exempted from income taxes.

As a result of the tax exemptions, there was no income tax payable for the Company for the years ended at December 31, 2009 and 2008.

Our future effective income tax rate depends upon various factors, such as tax legislation, the geographic composition of our pre-tax income, and non-tax deductible expenses incurred. Our management carefully monitors these legal developments and will punctually adjust our effective income tax rate when necessary.

Value Added Taxes:

The Company is subject to value added tax (“VAT”) for selling merchandise. The applicable VAT rate is 17% for products sold in the PRC. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the business practice of the PRC, the Company pays VAT based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenue is recognized, and there may be a considerable delay between the date on which the revenue is recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date on which revenue is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes which are determined to be late or deficient.  According to PRC tax laws, any potential tax penalty payable on late or deficient payments of this tax could be between zero and five times the amount of the late or deficient tax payable, and will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.  As of December 31, 2009 and 2008, the Company accrued $27,323 and $6,559, respectively, of value-added taxes.

Results of Operations

	Twelve Months Ended
	December 31,
	2009	2008
Net Sales	$2,350,246	$1,020,092
Cost of Sales	1,925,485	829,984
Gross Profit	424,761	190,107
SG&A-Operating Expenses	241,558	145,369
Operating Income	183,203	44,738
Other Income ( Expenses)	5,597	(19,076)
Net Income Before and After Taxes	$188,800	$25,662

Net Sales

Our net sales increased to $2,350,246 in the twelve months ended at December 31, 2009 from $1,020,092 in the same period in 2008, representing a 130.4% increase year-over-year. This increase was primarily due to larger market share, more direct sales centers and distribution channels to serve more industries, increased sales of high value-added products, and introduction of new high-end products.

Gross Profit and Gross Margin

Our gross profit increased from $190,107 in 2008 to $424,761 in the twelve months ended at December 31, 2009. Gross profit margins as a percentage of net revenue were a little bit down by 0.5% to 18.1% in 2009 from 18.6% for the twelve months ended at December 31, 2008. The decrease in the gross margin was primarily due to the increase in price of raw materials. To offset the impact from price fluctuations on purchasing raw materials, we have established a selling price adjustment system with the clients, so that we can adjust the selling price according to the market conditions to maintain profits. In addition, we have been actively looking for new suppliers, and improving the system of purchasing by using a bidding process, in order to maintain the quality of products while keeping competitive advantages in lower cost.

Selling, General and Administrative Expenses

Comparing the twelve months ended at December 31, 2009 with 2008, our selling, general and administrative expense increased by $96,189, or 66.2%.  This increase was primarily due to an increase of 88.4% selling expense, 80% of advertising expense, and 47.1% of general and administrative expense that were consistent with the 130.4% sales increase. Selling expenses were $112,946 or 4.8% of sales for the fiscal year ended at December 31, 2009 compared with selling expense of $59,956 or 5.9% of sales for the fiscal year ended at December 31, 2008. Advertising expenses were $14,639 or 0.6% of sales for the fiscal year ended at December 31, 2009 compared with advertising expense of $7,953 or 0.8% of sales for the fiscal year ended at December 31, 2008. General and administrative expenses were $113,973 or 4.8% of sales for the year ended at December 31, 2009 compared with general and administrative expenses of $77,460 or 7.6% of sales for the year ended at December 31, 2008. General and administrative expenses primarily consisted of salaries and wages, office expenses, and depreciation of fixed assets. This overall decrease of the selling and general administrative expenses to sales ratio was a result of our management’s ability to better control costs related to the sales of our products.

Other Income

Other income increased to $5,597 in the twelve months ended at December 31, 2009 from other loss of 19,076 in the twelve month ended at December 31, 2008. This income increase was primarily due to the net result of $26,350 interest income from the Company’s investment in marketable securities and the $6,742 increased interest expense caused by borrowing a 12-month bank loan from Industry and Commercial Bank of China (ICBC).

Income Taxes

As a result of the tax exemptions, there was no income tax payable for the Company for the years ended at December 31, 2009 and 2008.

Income Before Income Taxes

Our income before income taxes increased to $188,800 in the twelve months ended at December 31, 2009 from $25,662 in the same period in 2008. This increase was mainly due to the increase of sales as discussed above.

Net Income

In the twelve months ended at December 31, 2009, we generated a net income of $188,800, an increase of 636% from $25,662 in the same period in 2008.

Liquidity and Capital Resources

As of December 31, 2009, we had cash and cash equivalents of $30,474, primarily consisting of cash on hand and demand deposits. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report. To date, we have financed our operations primarily through cash flows from operations and short and long term financing (mainly bank loans).

The following table sets forth a summary of our cash flows for the periods indicated:

	Twelve Months Ended
	December 31,
	2009	2008
Net Cash Provided by (used in) Operating Activities	$(89,892)	$216,289
Net Cash Used in Investing Activities	(313,091)	(396,287)
Net Cash Provided by Financing Activities	339,836	233,092
Effects of Exchange Rate Change in Cash	492	28,004
Net (Decrease) Increase in Cash and Cash Equivalents	(62,656)	81,098
Cash and Cash Equivalent at Beginning of the Year	93,130	12,032
Cash and Cash Equivalent at End of the Year	$30,474	$93,130

Operating Activities

Net cash used in operating activities was $89,892 for the twelve months ended at December 31, 2009, as compared to $216,289 net cash provided by operating activities for the same period in 2008. The decrease in net cash was mainly due to expansion in sales, which contributed to increase in receivables and inventories.

 Investing Activities

Net cash used in investing activities for the twelve months ended at December 31, 2009 was $313.091, as compared to $396,287 net cash used in investing activities during the same period of 2008. This amount was the net result of $346,808 decrease of investment in property, plant, and equipment, and $263,613 increase of short term investment in marketable securities.

Financing Activities

Net cash provided by financing activities for the twelve months ended at December 31, 2009 was $339,836 as compared to $233,092 during the same period of 2008. These amounts mainly come from a short-term loan from Industry and Commercial Bank of China (ICBC), carried an annual interest rate of 5.5755%.  The full amount of $494,354 was repaid in the first quarter of 2010.

We believe that our cash on hand and cash flow from operations will meet part of our present cash needs and we will need more fund resources for our capital expenditure and working capital for the next 12 months. We may also require additional fund resources in the future, due to changed business conditions, implementation of our strategy to ramp up our marketing efforts and increased brand awareness, or acquisitions that we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us could limit our ability to expand our business operations and could harm our overall business prospects.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in lighting industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

 Seasonality

We believe that our sale volumes and revenues, usually January or February, tend to be lower during these periods, as there are fewer working days for our China-based customers during Chinese new year holidays.  In addition, the prices of the raw materials also tend to decrease during such periods

Significant Accounting Policies

Basis of Presentation

The Company's consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The financial statements reflect the financial position, results of operations and cash flows of the Company and its wholly owned subsidiary Linda Illumination as of December 31, 2009 and 2008 and for the years ended at December 31, 2009 and December 31, 2008.

Basis of Consolidation

The consolidated financial statements include all accounts of Linda International and Linda Illumination.  They were combined and prepared using a method similar to that of “pooling of interest” for the years ended at December 31, 2009 and 2008 (“the relevant periods”). These two companies have been under the common control of Mr. Maolin Shi since their incorporations. Such manner of presentation reflects the economic substance of the combined companies, which were under the common control throughout the relevant periods, as a single economic enterprise.

There were no inter-company transactions occurred for the years ended at December 31, 2009 and 2008. All previously significant intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the consolidated financial statements and the amount of revenues and expenses during the reporting periods.  Management makes these estimates using the best information available at the time the estimates are made.  However, actual results could differ materially from those results. Significant estimates in 2009 and 2008 include the allowance for doubtful accounts, and the useful life of property, plant, and equipment.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less at the time of purchase to be cash equivalents. The Company maintains cash and cash equivalents with various financial institutions in the PRC. Balances at financial institutions or state-owned banks within the PRC are not covered by insurance. Non-performance by these institutions could expose the Company to losses for amounts not covered by insurance. However, the Company has not experienced, nor does it anticipate, non-performance by these institutions.

Accounts Receivable and Allowance for Bad Debt

The Company records accounts receivable, net of an allowance for doubtful accounts. The Company maintains allowance for doubtful accounts for estimated losses.  The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on historical write-off experience, customer specific facts and economic conditions. Bad debt expense is included in general and administrative expenses.

Outstanding account balances are reviewed individually for collectability. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure to its customers.

Marketable Securities – Held-to-Maturity

On January 4, 2009, the Company invested $263,613 to purchase a debt security with one year maturity and annual interest rate 10% from Jiayuan Trading Company in Guangzhou City, PRC.

The Company accounts for this short term investment as a marketable security – held-to-maturity in accordance with FASB Accounting Standards Codification (“ASC”) 320 “Investment”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 115 “Investments in Debt and Equity Securities”. According to this accounting standard, held-to-maturity securities are those that the investor intends to hold to maturity and is able to hold to maturity. Designation of a security as held-to-maturity allows the investor to report the security value at historical cost plus accretion or minus amortization. Amortization of premium or discount is calculated using an amortization table to allow interest revenue and amortization to be recorded separately. This ensures that carrying value of the security equals the maturity value on the maturity date. Unrealized gains or losses are not shown on the balance sheet, but reflected in reported income or reported net worth.

The Company acquired this held-to-maturity security at its face value, and there was no market value or value of any comparable held-to-maturity securities available at the acquisition time. Therefore, no gain or loss was amortized for this one year held-to-maturity investment for the year ended at December 31, 2009.

Inventories

The Company values inventories, consisting of finished goods and raw materials, at the lower of cost or market. Cost is determined using the weighted average cost method. Cost of finished goods comprises direct labor, direct materials, direct production cost and an allocated portion of production overhead. The Company regularly reviews raw materials and finished goods inventories on hand and, when necessary, records a provision for excess or obsolete inventories based primarily on current selling price and sales prices of confirmed backlog orders. There is no allowance at December 31, 2009 and 2008.

The Company has several manufacturing and assembling lines, in which the whole manufacturing and assembling processes take only about 1-5 minutes.  All products are completed before the close of each day.  Therefore, the Company does not carry any work-in-process inventories.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost.  Expenditures for major additions and betterments are capitalized.  Maintenance and repairs are charged to operations as incurred. Depreciation of property, plant and equipment is computed by the straight-line method (after taking into account their respectively estimated residual values) over the assets’ estimated useful lives ranging from 5 years to 20 years.  Leasehold improvements, if any, are amortized on a straight-line basis over the lease period or the estimated useful life, whichever is shorter.   Upon sale or retirement of property, plant and equipment, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is reflected in current operations.

There were no fixed assets retired for the fiscal years ended at December 31, 2009 and 2008, and therefore, no gain or loss incurred from such transactions for the years ended then.

Impairment of Long-Lived Assets

In accordance with FASB Accounting Standards Codification (“ASC”) 360 “Impairment or Disposal of Long Lived Assets”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No. 144 “Accounting for the Impairment of Long Lived Assets”, the Company periodically reviews its long-lived assets, which include property, plant and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable.

Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

The Company determined that there were no impairments of long lived assets for the fiscal years ended at December 31, 2009 and 2008.

Reporting Currency and Translation

The reporting currency of the Company is the U.S. dollar. The functional currency of the Company is the local currency, the Chinese Renminbi ("RMB"), the currency of the PRC.

The Company has adopted FASB Accounting Standards Codification (“ASC”) 830 “Foreign Currency Matters”, previous Statement of Financial Standards (“SFAS”) SFAS No. 52, “Foreign Currency Translation”, and translated financial statement amounts from RMB to the Company's reporting currency, United States dollars ("USD$" or "$"). Results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments resulting from the process of translating financial statements from the local currency into U.S. dollars are included in determining accumulated other comprehensive income in the statement of stockholders’ equity.

RMB is not a fully convertible currency. All foreign exchange transactions involving RMB must take place either through the State Administration of Foreign Exchange (the “SAFE”) of the People's Bank of China (the “PBOC”) or other institutions authorized to buy and sell foreign exchange. The exchange rate adopted for the foreign exchange transactions are the rates of exchange quoted by the SAFE, which are determined largely by supply and demand. The following exchange rates were adopted to translate the amounts from RMB into United States dollars (“USD$”) for the respective years:

	December 31, 2009	December 31 2008
Year End RMB Exchange Rate (RMB/USD$)	6.8282	6.8346

Average Yearly RMB Exchange Rate (RMB/USD$)	6.8310	6.9451

Fair Value of Financial Instruments

FASB Accounting Standards Codification (“ASC”) 825 “Financial Instruments”, previous Statement of Financial Accounting Standards (“SFAS”) SFAS No.107, requires disclosure of the fair value of financial instruments held by the Company.  The Company follows Accounting Standards Codification No.825 for the recording of its financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties.  The carrying amounts of financial assets and liabilities, such as cash, trade accounts receivable, prepayments and other current assets, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash and trade accounts receivable.  Substantially all of the Company’s cash is maintained with state-owned banks within the People’s Republic of China, of which no deposits are covered by insurance. The Company has not experienced any losses in such accounts and believes it is not exposed to any risks on its cash in bank accounts. An insignificant portion of the Company’s sales are credit sales which are primarily to customers whose ability to pay is dependent upon the industry economics prevailing in these areas, and concentrations of credit risk with respect to trade accounts receivables is limited due to generally short payment terms and significant cash sales. The Company also performs ongoing credit evaluations of its customers to help further reduce credit risk.

Revenue Recognition

The Company follows the guidance of FASB Accounting Standards Codification No. 605 “Revenue Recognition”.  Revenue is recognized when persuasive evidence of an arrangement exists, product delivery has occurred, the title and risk of loss transfer to the buyer, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Net Income Per Common Share

Basic net income (loss) per share are computed by dividing net income/(loss) attributable to holders of common shares by the weighted average number of common shares outstanding during the year.  Diluted net income per share reflects the potential dilution that could occur if securities or other contracts to issue common shares (convertible preferred stock, forward contract, warrants to purchase ordinary shares, contingently issuable shares, common stock options and warrants and their equivalents using the treasury stock method) were exercised or converted into ordinary shares.  There were no such securities and other contracts issued at the years ended at December 31, 2009 and 2008. Therefore, no diluted net income per share needs to be calculated for these two years.

Comprehensive Income

The Company has adopted Statement of Accounting Standards Codification No. 220 “Comprehensive Income”. This statement establishes rules for the reporting of comprehensive income and its components. Comprehensive income, for the Company, consists of net income and foreign currency translation adjustments and is presented in the Statements of Income and Comprehensive Income and Stockholders’ Equity.

For the years ended at December 31, 2009 and 2008, the Company's comprehensive income was $189,292 and $53,666, respectively.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recently Issued Accounting Pronouncements

Business Combinations
(Included in ASC 805 “Business Combinations”, previously SFAS No. 141(R)

This ASC guidance revised SFAS No. 141, “Business Combinations” and addresses the accounting and disclosure for identifiable assets acquired, liabilities assumed, and noncontrolling interests in a business combination. The Company determined that the Company’s recent business combination and acquisition under the common control is an exception to this standard and is not subject to the accounting treatments requirement by this standard.

Noncontrolling Interests
(Included in ASC 810 “Consolidation”, previously SFAS No. 160 “Noncontrolling Interests in Consolidated Financial Statements, an amendments of ARB No. 51”)

This ASC guidance establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Interim Disclosures About Fair Value of Financial Instruments
(Included in ASC 825 “Financial Instruments”, previously FSP SFAS No. 107-1)

This guidance requires that the fair value disclosures required for all financial instruments within the scope of SFAS No. 107, “Disclosures about Fair Value of Financial Instruments”, be included in interim financial statements. This guidance also requires entities to disclose the method and significant assumptions used to estimate the fair value of financial instruments on an interim and annual basis and to highlight any changes from prior periods. This guidance was effective for interim periods ending after September 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Accounting for Transfers of Financial Assets
(To be included in ASC 860 “Transfers and Serving”, previously SFAS No. 166 “Accounting for Transfers of Financial Assets - an Amendment of FASB No. 140”)

This ASC guidance addresses information that a reporting entity provides in its financial statements about the transfer of financial assets; the effects of a transfer on its financial position, financial performance, and cash flows; and a transferor’s continuing involvement in transferred financial assets. Also, SFAS No. 166 removes the concept of a qualifying special purpose entity, limits the circumstances in which a transferor derecognizes a portion or component of a financial asset, defines participating interest and enhances the information provided to financial statement users to provide greater transparency. This guidance is effective for the first annual reporting period beginning after November 15, 2009. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations.

Consolidation of Variable Interest Entities – Amended
(To be included in ASC 810 “Consolidation”, SFAS No. 167 “Amendments to FASB Interpretation No. 46 (R)”)

SFAS No. 167 amends FASB Interpretation No. 46 (revised in December 2003), “Consolidation of Variable Interest Entities,” to require an enterprise to perform an analysis to determine the primary beneficiary of a variable interest entity; to require ongoing reassessments of whether an enterprise is the primary beneficiary of a variable interest entity and to eliminate the quantitative approach previously required for determining the primary beneficiary of a variable interest entity. SFAS No. 167 also requires enhanced disclosures that will provide users of financial statements with more transparent information about an enterprise’s involvement in a variable interest entity. SFAS No. 167 is effective for the first annual reporting period beginning after November 15, 2009.  The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations
.
FASB Accounting Standards Codification
(Accounting Standards Update (“ASU”) 2009-1)

In June 2009, the FASB approved its Accounting Standards Codification (“Codification”) as the single source of authoritative United States accounting and reporting standards applicable for all non-governmental entities, with the exception of the SEC and its staff. The Codification is effective for interim or annual financial periods ending after September 15, 2009 and does not have any impact on the Company’s financial statements as the Company has no previous reference prior to the Codification.

Multiple Deliverable Revenue Arrangements
(ASU 2009-13 and 2009-14)

In October 2009, the FASB issued a new accounting standard which provides guidance for arrangements with multiple deliverables. Specifically, the new standard requires an entity to allocate consideration at the inception of an arrangement to all of its deliverables based on their relative selling prices. In the absence of the vendor-specific objective evidence or third-party evidence of the selling prices, consideration must be allocated to the deliverables based on management’s best estimate of the selling prices. In addition, the new standard eliminates the use of the residual method of allocation. In October 2009, the FASB also issued a new accounting standard which changes revenue recognition for tangible products containing software and hardware elements. Specifically, tangible products containing software and hardware that function together to deliver the tangible products’ essential functionality are scoped out of the existing software revenue recognition guidance and will be accounted for under the multiple-element arrangements revenue recognition guidance discussed above. The Company does not anticipate that the adoption of this statement will have a material effect on the Company’s financial condition and results of operations because the Company does not have any multiple deliverable revenue arrangements.

Transfer of Financial Assets
(ASU 2009-16)

In December 2009, FASB issued ASU No. 2009-16, Accounting for Transfers of Financial Assets. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140.The amendments in this Accounting Standards Update improve financial reporting by eliminating the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. Comparability and consistency in accounting for transferred financial assets will also be improved through clarifications of the requirements for isolation and limitations on portions of financial assets that are eligible for sale accounting. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Improvements to Financial Reporting by Enterprises Involved Variable Interest Entities
(ASU 2009-17)

In December, 2009, FASB issued ASU No. 2009-17, Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities. This Accounting Standards Update amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R). The amendments in this Accounting Standards Update replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity. An approach that is expected to be primarily qualitative will be more effective for identifying which reporting entity has a controlling financial interest in a variable interest entity. The amendments in this Update also require additional disclosures about a reporting entity’s involvement in variable interest entities, which will enhance the information provided to users of financial statements. The Company is currently evaluating the impact of this ASU; however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting for Distributions to Shareholders with Components of Stock and Cash
(ASU 2010-01)

In January 2010, FASB issued ASU No. 2010-01- Accounting for Distributions to Shareholders with Components of Stock and Cash. The amendments in this Update clarify that the stock portion of a distribution to shareholders that allows them to elect to receive cash or stock with a potential limitation on the total amount of cash that all shareholders can elect to receive in the aggregate is considered a share issuance that is reflected in EPS prospectively and is not a stock dividend for purposes of applying Topics 505 and 260 (Equity and Earnings Per Share). The amendments in this update are effective for interim and annual periods ending on or after December 15, 2009, and should be applied on a retrospective basis. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary
(ASU 2010-02)

In January 2010, FASB issued ASU No. 2010-02 – Accounting and Reporting for Decreases in Ownership of a Subsidiary – a Scope Clarification. The amendments in this Update affect accounting and reporting by an entity that experiences a decrease in ownership in a subsidiary that is a business or nonprofit activity. The amendments also affect accounting and reporting by an entity that exchanges a group of assets that constitutes a business or nonprofit activity for an equity interest in another entity.  The amendments in this update are effective beginning in the period that an entity adopts SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No. 51.” If an entity has previously adopted SFAS No. 160 as of the date the amendments in this update are included in the Accounting Standards Codification, the amendments in this update are effective beginning in the first interim or annual reporting period ending on or after December 15, 2009. The amendments in this update should be applied retrospectively to the first period that an entity adopted SFAS No. 160. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

Accounting and Reporting for Decreases in Ownership of a Subsidiary
(ASU 2010-06)

In January 2010, FASB issued ASU No. 2010-06 – Improving Disclosures about Fair Value Measurements. This update provides amendments to Subtopic 820-10 that requires new disclosure as follows: 1) Transfers in and out of Levels 1 and 2.  A reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers.  2)  Activity in Level 3 fair value measurements.  In the reconciliation for fair value measurements using significant unobservable inputs (Level 3), a reporting entity should present separately information about purchases, sales, issuances, and settlements (that is, on a gross basis rather than as one net number). This update provides amendments to Subtopic 820-10 that clarifies existing disclosures as follows: 1) Level of disaggregation. A reporting entity should provide fair value measurement disclosures for each class of assets and liabilities. A class is often a subset of assets or liabilities within a line item in the statement of financial position. A reporting entity needs to use judgment in determining the appropriate classes of assets and liabilities. 2) Disclosures about inputs and valuation techniques. A reporting entity should provide disclosures about the valuation techniques and inputs used to measure fair value for both recurring and nonrecurring fair value measurements. Those disclosures are required for fair value measurements that fall in either Level 2 or Level 3. The new disclosures and clarifications of existing disclosures are effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years. The Company is currently evaluating the impact of this ASU, however, the Company does not expect the adoption of this ASU to have a material impact on its financial statements.

MANAGEMENT

Appointment of New Directors

At the Closing Date of the Exchange Agreement, and upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Maolin Shi, Jianbo Xiao, Xuehou and Qinglin Shi shall be appointed as the Directors of the Company

The following table sets forth the names, ages, and positions of our new executive officer and director. Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

NAME	AGE	POSITION
Maolin Shi	47	Director
Jianbo Xiao	43	Director
Xuehou Liu	46	Director
Qinglin Shi	41	Director

A brief biography of each officer and director is more fully described in Item 5.02(c).  The information therein is hereby incorporated in this section by reference.

Employment Agreements

We currently do not have employment agreement with any our directors and executive officers.

Family Relationships

Qinglin Shi and Maolin Shi are brothers. There are no other family relationships between any of our directors or executive officers and any other directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws, except for matters that were dismissed without sanction or settlement. Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Code of Ethics

We have not adopted a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer and senior executives.

EXECUTIVE COMPENSATION

CHINA REAL ESTATE ACQUISITION CORP. EXECUTIVE COMPENSATION SUMMARY

Summary Compensation Table

The following table sets forth all cash compensation paid by the Company, for the year ended December 31, 2009 and 2008.  The table below sets forth the positions and compensations for each officer and director of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Chen Yu President, CEO and CFO	2009	$0	0	0	0	0	0	0	$0

Outstanding Equity awards at Fiscal Year End

There are no outstanding equity awards as of the date hereof.

Director Compensation

Our directors will not receive a fee for attending each board of directors meeting or meeting of a committee of the board of directors. All directors will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with attending board of director and committee meetings.

Option Grants

We do not maintain any equity incentive or stock option plan.  Accordingly, we did not grant options to purchase any equity interests to any employees or officers, and no stock options are issued or outstanding to any officers.  We do, however, anticipate adopting a non-qualified stock option plan where we will be granting our officers options to purchase our common stock pursuant to the terms of their employment agreements.  But, no such plan has been finalized or adopted.

Certain Relationships and Related Transactions

We will present all possible transactions between us and our officers, directors or 5% stockholders, and our affiliates to the Board of Directors for their consideration and approval. Any such transaction will require approval by a majority of the disinterested directors and such transactions will be on terms no less favorable than those available to disinterested third parties.

LINDA LIGHTING EXECUTIVE COMPENSATION SUMMARY

The following table sets forth all cash compensation paid by Linda Lighting, for the year ended December 31, 2009 and 2008.  The table below sets forth the positions and compensations for each officer and director of Linda Lighting.

Name	Title	12/31/2009 Fiscal Year Salary	12/31/2008 Fiscal Year Salary
(1) Maolin Shi	Chairman	$3000 RMB/month	$3000 RMB /month

(1)	In connection with the Closing of the Combination, Maolin Shi was appointed as a director, effective upon the effectiveness of a Schedule 14f-1 Information Statement.

PRINCIPAL STOCKHOLDERS

Pre-Combination

The following table sets forth certain information regarding our securities beneficially owned as of the date hereof, for (i) each stockholder known to be the beneficial owner of 5% or more of China Acquisition’ss outstanding shares of commons tock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group, on a pro forma basis prior to the Closing of the Combination and Offering.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Class

Magic Ocean Limited Room 2202, China Mayors Plaza 189 Tian He Bei Road Guangzhou, PRC	5,000,000	100%

Chen Yu (1) Room 807, 439#, CheBei Road Tian He District Guangzhou, PRC	5,000,000(2)	100%

All Executive Officers and
Directors as a Group (1 Person)	5,000,000	100%

(1) Chen Yu serves as the sole officer and director of the Company.
(2) Includes 5,000,000 shares of Common Stock owned of record by Magic Ocean Limited.  Mr. Yu, as the sole officer, director and shareholder of Magic Ocean Limited, may be deemed to be the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

Post-Combination

The following table sets forth certain information regarding our securities beneficially owned on the Closing Date, for (i) each stockholder known to be the beneficial owner of 5% or more of China Acquisition outstanding shares of common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Common shares subject to options, warrants or convertible securities exercisable or convertible within 60 days as of the date hereof are deemed outstanding for computing the percentage of the person or entity holding such options, warrants or convertible securities but are not deemed outstanding for computing the percentage of any other person and is based on 10,000,000 shares of common stock issued and outstanding on a fully converted basis as of the date hereof.

Name of Beneficial Owner	Number of Common Stock Owned	Percent of Class (1)
Magic Ocean Limited(2)	1,200,000	12%
Maolin Shi	8,800,000	88%
Chen Yu(2)	0	0%
Jianbo Xiao	0	0%
Xuehou Liu	0	0%
Qinglin Shi	0	0%
All Executive Officers and Directors as a group (5 persons)	10,000,000	100%

(1)	Based on 10,000,000 shares of common stock issued and outstanding after the closing of the Combination.
(2)
Mr. Yu, as the sole officer, director and shareholder of Magic Ocean Limited, may be deemed to be the indirect beneficial owner of these securities since he has sole voting and investment control over the securities.

DESCRIPTION OF SECURITIES

The Company is authorized to issue 200,000,000 shares of common stock, par value $0.0001 per share and 10,000,000 shares of preferred stock, par value $0.0001 per share. There are currently 10,000,000 shares of common stock issued and outstanding held by 2 shareholders and no shares of preferred stock were issued and outstanding.

(a) Common Stock. Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of common stock are entitled to receive dividends out of assets legally available therefore at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended articles of incorporation, which means that the majority of the shares voted can elect all of the directors then standing for election. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of common stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are, and the shares of common stock to be issued upon exercise of the Warrants will be, fully paid and non-assessable.

(b) Preferred Stock. The Board of Directors is empowered to designate and issue from time to time one or more classes or series of preferred stock and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of the Company’s capital shares or could have the effect of discouraging or making difficult any attempt by a person or group to obtain control of the Company.  There are no preferred shares issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our securities have not been quoted or listed for trading on any stock exchange.

Holders

As of the date hereof, 10,000,000 shares of common stock are issued and outstanding.

Dividend Policy

We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock. Although we intend to retain our earnings, if any, to finance the exploration and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future.

Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Equity Compensation Plan Information

The following table sets forth certain information as of the date hereof, with respect to compensation plans under which our equity securities are authorized for issuance:

	(a)	(b)	(c)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation	None
Plans approved by
Security holders

Equity compensation	None
Plans not approved
By security holders
Total

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On January 11, 2008, Mr. Maolin Shi and his wife, Mrs. Landan Qin, co-signed a loan contract between Guangzhou Linda Illumination Industry Co., Ltd and Heng Seng Bank, Shen Zhen Branch.  This loan, in the amount of RMB 2.061 million (USD $0.3 million), is pledged by the Company’s brand new equipments and is a 3 year loan with the maturity date of January 11, 2011.  Under this arrangement, Mr. Maolin Shi and his wife, Mrs. Landan Qin, will be liable for the payment of the loan in case of the Company's default on the loan.

Linda Lighting Industrial Co., Ltd.

Reorganization Related Transactions

Other than the above, none of the following persons has any direct or indirect material interest in any transaction to which we are a party since our incorporation or in any proposed transaction to which we are proposed to be a party:

(A)	Any of our directors or officers;
(B)	Any proposed nominee for election as our director;
(C)	Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our common stock; or
(D)
Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of any parent or subsidiary of our company.

LEGAL PROCEEDINGS

Currently there are no legal proceedings pending or threatened against us. However, from time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our certificate of incorporation provides that we shall indemnify our directors to the full extent permitted by the provisions of Section 102(b)(7) and Section 145 of the Delaware General Corporation Law (the “DGCL”) as the same may be amended and supplemented. Section 102(b)(7) of the DGCL, relating to indemnification is hereby incorporated herein by reference. Notwithstanding the above, our certificate of incorporation provides that a director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to us; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

At present, there is no pending litigation or proceeding involving any of our director, officer or employees in which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Exchange Agreement, on April 28, 2010, we issued 5,000,000 shares of common stock to individuals and entities as designated by the Linda Lighting Shareholders in exchange for 100% of the outstanding shares of Linda Lighting.  Such securities were not registered under the Securities Act.  These securities qualified for exemption under Section 4(2) of the Securities Act since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act for this transaction.

Item 5.01 Changes in Control of Registrant.

As explained more fully in Item 2.01, in connection with the Exchange Agreement, on April 28, 2010, we issued 5,000,000 shares of common stock to the Linda Lighting Shareholders in exchange for 100% of the outstanding shares of Linda Lighting to us.  As such, immediately following the Combination the Linda Lighting Shareholders hold approximately 88% of the total voting power of our common stock entitled to vote.

In connection with the Closing of the Combination, and as explained more fully in the above Item 2.01 under the section titled “Management” and below in Item 5.02 of this Current Report on Form 8-K, Maolin Shi, Jianbo Xiao, Xuehou Liu and Qinglin Shi were appointed as our directors upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

 (b)   Appointment of Directors and Officers

Upon effectiveness of an information statement required by Rule 14f-1 promulgated under the Exchange Act, Maolin Shi, Xiaojie Yu, Gerong Ling and Qinglin Shi will be appointed as our directors:

NAME	AGE	POSITION
Maolin Shi	47	Director
Jianbo Xiao	43	Director
Xuehou Liu	46	Director
Qinglin Shi	41	Director

The business background descriptions of the newly appointed directors and officers are as follows:

Maolin Shi - Director

Maolin Shi is a member of CPC, senior engineer, expert of China scientific and technological innovation, and top entrepreneur of Chinese brand building. He is the inventor of the world’s first “digital flashlight”, the world’s first “digital energy saving lamp” and the world’s first “micro-electronic healthy thermal shoes”.

Maolin graduated from Hengyang Radio Academy, and then finished his Business Administration degree in Shenzhen University. He started his career in 1990, and was the general manager of Hengyang (Hunan) Jinixing Electrical Co., Ltd until 1996. From 2002 to the present, he has been the board director of Guangzhou City Linda Lighting Co. Ltd, Hong Kong Linda Electronics Co., Ltd, and Guangzhou city Linda Electronics Co., Ltd.

Jianbo Xiao – Director

Jianbo Xiao graduated from the Hunan Institute of Finance, Economic Faculty of Law. He is currently Deputy General Manager of Guangzhou Linda Illumination Industry Co., Ltd. From June 2003 to October 2008, he served as an assistant in the Qidong County Business Council Legal Defense Department. From June 1986 to December 2002, he served as a manager for  the Qidong County Business Council Loess Meat fish company

Xuehou Liu – Director

Mr. Liu received his Master’s Degree in economics from Lingnan College, Sun Yat-sen University in 1989, and his Doctorate in Finance from the Business and Finance Administration School; he also received a Certificate of Board Secretary from The Ministry of Commerce of the People’s Republic of China and the China Shenzhen Stock Exchange.

Mr. Liu was assigned to the Hong Kong and Macao Offices of The People’s Government of Guangdong Province in 1989, and began working in GDH Limited in Hong Kong as a Senior Finance Manager and later as the Deputy General Manager of the Investment Dept. Mr. Liu joined Guangdong Gosun Telecom Co., Ltd., as Director and Chief Financial Officer. He successfully planned the listing of Domestic Telecom Stores on the OTCBB, and subsequently became Director and CFO of the listed company. Mr. Liu held the position of General Manager at Gosun I-Securities Limited in Hong Kong from 2001 to 2002; and, worked for Beijing ZJS Express Co., Ltd., as CFO, President’s Assistant and Corporate Secretary from 2003 to 2007. Mr. Liu was instrumental in ZJS Express’ development into the leading privately-run express company in China. During his tenure at GDH, Dr. Liu was instrumental in the listing of several mainland companies on the HKEX and China A-Share Market: Guangnan Holdings Limited, Guangdong Investment Limited, Kingway Brewery Holdings Limited, Guangdong Tannery Limited, Guangdong Xinhui Meida and Jinlin Jifa. In 2008, Mr. Liu joined Jiangxi Zhengbang Group (ranked in the top 500 of Chinese manufacturing companies and the National Leading Corporation of AI) as Vice President of Investment and Financing. In this position, he was responsible for investment strategy management and financing, and was instrumental in the listing of Zhengbang Technology Co. Ltd. on the Shenzhen small and medium enterprise board.

Mr. Liu is an acknowledged world-class expert on the operational rules for capital markets in China (Mainland), Hong Kong, and the U.S. Mr. Liu has extensive experience in capital operations (IPO, RTO, debt restructuring, M&A, asset replacement, and corporate restructuring). He has close relationships and an active network with investment banks and funds such as CITIC, CICC, GTJA, Guangdong Development, Morgan Stanley, CDH, IDG, Actis Capital, Warburg Pincus, Cazenove. Other professional networks include: Ernst & Young, Price Waterhouse Coopers, Deloitte, Junhe Law Offices, Haiwen & Partners, and Commerce & Finance Law Offices.

Mr. Liu is the president assistant of Guangdong Small & Medium-Sized Enterprises Financing Promotion Association, and council member of SME Investment and Financing Magazine.

Qinglin Shi – Director

Qinglin obtained his bachelor degree of Civil Engineering from Changsha University of Technology.

He started his career in 1990, and worked as vice manager of Hengyang (Hunan) Jinixing Electrical Co., Ltd until 1996. Then he was employed by Guangdong Kelon Group as sales manager from 1997 to 2001. From 2002 until the present, he has been the vice manager of Guangzhou City Linda Electronics Co., Ltd.

(c) Family Relationships

Except for brothers Qinglin Shi and Maolin Shi, there are no family relationships between the officers or directors of the Company.

(d) Employment Agreements of the Executive Officers

We have not entered into any employment agreements with our executive officers.

(e) Related Party Transactions

On January 11, 2008, Mr. Maolin Shi and his wife, Mrs. Landan Qin, co-signed a loan contract between Guangzhou Linda Illumination Industry Co., Ltd and Heng Seng Bank, Shen Zhen Branch.  This loan, in the amount of RMB 2.061 million (USD $0.3 million), is pledged by the Company’s brand new equipments and is a 3 year loan with the maturity date of January 11, 2011.  Under this arrangement, Mr. Maolin Shi and his wife, Mrs. Landan Qin, will be liable for the payment of the loan in case of the Company's default on the loan.

Item 5.06 Change In Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act) immediately before the Closing of the Combination.  As a result of the Combination, Linda Lighting became our wholly owned subsidiary and became our main operational business.  Consequently, we believe that the Combination has caused us to cease to be a shell company.  For information about the Combination, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K which information is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(a)  Financial Statements of Business Acquired.

The Audited Consolidated Financial Statements of Linda International Lighting Co., Ltd as of December 31, 2009 and 2008 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)  Pro Forma Financial Information.

None

(c)  Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) and the exhibits referred to therein which are incorporated herein by reference.

(d)  Exhibits.

Exhibit No.	Description
2.1	Share Exchange Agreement by and between the Company, Linda International Lighting Co., Ltd, Magic Ocean Limited and the Shareholders of Linda International Lighting Co., Ltd, dated April 28, 2010

3.1	Certificate of Incorporation (1)

3.2	By Laws (1)

10.1	Equity Transfer Agreement, dated March 11, 2010

99.2	The Audited Consolidated Financial Statements of Linda International Lighting Co., Ltd for the years ended December 31, 2009 and 2008

(1) Incorporated herein by reference to the Form 10 Registration Statement filed on December 2, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

China Real Estate Acquisition Corp.

Date: April 30, 2010	By:	/s/Chen Yu
Chen Yu President, Chief Executive Officer, Secretary and Director